Exhibit 10.60

COMMITMENT TO PROVIDE FUNDS

This Commitment to Provide Funds is made as of September 7, 2010 between Clean Energy, a California corporation (“Clean Energy”), Clean Energy Compression Corp., a British Columbia corporation (“CECC”), 0884808 B.C. Ltd., a British Columbia corporation (“0884808”), and HSBC Bank Canada (“HSBC”), a Canadian chartered bank.

RECITALS

WHEREAS, Clean Energy, 0884808 and CECC are parties to an Asset Purchase Agreement dated July 1, 2010 (the “Asset Purchase Agreement”), pursuant to which CECC will acquire substantially all of the assets and business of I.M.W. Industries Ltd. (“IMW”), a British Columbia corporation;

WHEREAS, at the closing of the transactions contemplated by the Asset Purchase Agreement, CECC will deliver to IMW certain preferred shares of CECC (the “Earnout Shares”);

WHEREAS, following the delivery by CECC to IMW of the Earnout Shares, 0884808 has agreed, pursuant to the Asset Purchase Agreement and in exchange for the Earnout Shares, to pay to B&M Miller Equity Holdings Inc. (the “Holdco”) one or more earn-out payments (each an “Earn-Out Payment” and collectively, the “Earn-Out Payments”), based upon the Adjusted Gross Profit (as such term is defined in the Asset Purchase Agreement) of the Business (as such term is defined in the Asset Purchase Agreement), provided that the aggregate Earn-Out Payments paid to Holdco pursuant to the Asset Purchase Agreement will not exceed Forty Million Dollars ($40,000,000);

WHEREAS, HSBC and IMW are parties to an amended and restated facilities letter dated December 19, 2007, as amended by letters dated December 15, 2008, March 23, 2009, December 1, 2009, December 22, 2009, March 26, 2010 and June 14, 2010 (collectively, the “Commitment Letter”) pursuant to which HSBC has provided to IMW certain credit facilities (the “Credit Facilities”) and pursuant to which IMW and other parties thereto have granted certain security documents (the “Security”) as security in favour of HSBC;

WHEREAS, in connection with the closing of the transactions contemplated by the Asset Purchase Agreement, HSBC, CECC, 0884808, Clean Energy and certain other parties have entered or will enter into an Assumption Agreement (the “Assumption Agreement”), pursuant to which, inter alia, the Credit Facilities and the obligations of IMW under the Commitment Letter will be assumed by CECC; and

WHEREAS, in order to induce HSBC to enter into the Assumption Agreement, Clean Energy, 0884808 and CECC have agreed to enter into this Commitment to Provide Funds.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged by each of the parties, the parties hereto agree as follows:

AGREEMENT

1.             Commitment to Provide Funds.  Clean Energy and 0884808 hereby agree that should CECC pay any of the Earn-Out Payments on behalf of 0884808, and should the making of such Earn-Out Payment result in CECC being in breach of any of the terms, conditions or provisos of the Assumption Agreement, the Commitment Letter or the Security, then Clean Energy and 0884808 shall, either directly or indirectly, furnish CECC with the necessary funds (the “Funds”) to enable CECC to make such Earn-Out Payment to the Holdco and to remain in compliance with the terms, conditions and provisos of the Assumption Agreement, the Commitment Letter and the Security.

2.             Assignment and Postponement of Claims.   0884808 agrees to grant to HSBC an assignment and postponement of claims with respect to all amounts owing from time to time by CECC to 0884808 (including the repayment by CECC to 0884808 of the Funds in the aggregate), which assignment and postponement of claims shall permit payments to be made by CECC to 0884808 as agreed to between CECC and 0884808, provided that CECC is not in breach of any of the terms, conditions or provisos under the Assumption Agreement, the Commitment Letter or the Security at the time that such payments are made by CECC, and provided that any such payment by CECC shall not result in CECC being in breach of any of the terms, conditions or provisos of the Assumption Agreement, the Commitment Letter or the Security.  Clean Energy agrees that in the event that any Funds are furnished directly by Clean Energy (or any of its affiliates or subsidiaries) to CECC, then Clean Energy shall enter, or cause such paying affiliate or subsidiary company to enter, into an assignment and postponement of claims in favour of HSBC with respect to any amounts owing by CECC to such party.

3.             Entire Agreement.  This Commitment to Provide Funds constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior oral and written understandings, all contemporaneous oral negotiations and discussions, and all other writings and agreements relating to the subject matter hereof.

4.             Notices.

(a)           All notices, requests, demands and other communications hereunder shall be either (i) delivered in person, (ii) sent by overnight courier service or other express commercial delivery service, or (iii) sent by facsimile with confirmation of receipt and, in each case, addressed as follows:

If to CECC:	Clean Energy Compression Corp.
43676 Progress Way
Chilliwack, B.C. VR2 0C3
Facsimile: (604) 792-3806
Attention: Rick Wheeler

If to 0884808:	0884808 B.C. Ltd.
43676 Progress Way
Chilliwack, B.C. VR2 0C3
Facsimile: (604) 792-3806
Attention: Rick Wheeler

If to Clean Energy:	Clean Energy
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740
Facsimile: (562) 493-4532
Attention: Rick Wheeler

If to HSBC:	HSBC Bank Canada
Vancouver Main Branch
Suite 200 – 885 West Georgia Street
Vancouver, B.C. V6C 3G1

Facsimile: (604) 641-1808
Attention: Cam Rathwell, Senior Account
Manager, Commercial Banking

(b)           All notices, requests, instructions or documents given to any party in accordance with this Section 4 shall be deemed to have been given on the date of mailing or transmission, whether delivered by hand, by overnight courier service, or by facsimile, with confirmation of receipt on such date.  Any party hereto may change its address specified for notices herein by designating a new address by notice given in accordance with this Section 4.

5.             Modifications, Amendments and Waivers.  This Commitment to Provide Funds cannot be amended or changed nor any performance, term, or condition waived in whole or in part, except by a writing signed by the party against whom enforcement of the amendment, change or waiver is sought.  No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

6.             Governing Law.  This Commitment to Provide Funds is to be construed in accordance with and governed by the internal laws of the State of Delaware or any similar successor provision, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

7.             Counterparts.  This Commitment to Provide Funds may be executed in any number of counterparts which may be delivered by facsimile, each of which shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

8.             No Third-Party Beneficiaries.  The terms and provisions of this Commitment to Provide Funds are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and the parties do not intend to confer third-party beneficiary rights upon any other individual or entity.

[Signatures Follow On a Separate Page]

IN WITNESS WHEREOF, each of the parties has caused this Commitment to Provide Funds to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.

Clean Energy
By:
Name:
Title:

0884808 B.C. Ltd.
By:
Name:
Title:

Clean Energy Compression Corp.
By:
Name:
Title:

HSBC
By:
Name:
Title: